Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of ZVUE Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Jeff Oscodar, the President & Chief Executive Officer of the Companye and Thomas Hillman, the Interim Chief Financial Officer of the Company, each certifies that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company

Dated: August 14, 2008

By:  /s/ JEFF OSCODAR

Jeff Oscodar
President & Chief Executive Officer
(Principal Executive Officer)

By:  /s/ THOMAS HILLMAN

Thomas Hillman
Interim Chief Financial Officer
(Principal Financial and Accounting Officer)